UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

Genius Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27915	33-0852923
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2230 Broadway Santa Monica, California	90404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 453-1222

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed on a Current Report on Form 8-K filed by the Company on December 9, 2005, the Company, The Weinstein Company LLC, a Delaware limited liability company (“TWC”), and The Weinstein Company Holdings LLC, a Delaware limited liability company (such company or another company designated by TWC pursuant to the Agreement (as defined below), the “Distributor”), entered into a Master Contribution Agreement on December 5, 2005 (the “Agreement”) in connection with the formation of a new venture to exploit the exclusive U.S. home video distribution rights to feature film and direct-to-video releases owned or controlled by TWC (the “Transaction”). As previously disclosed on a Current Report on Form 8-K filed by the Company on July 26, 2006 (the “Prior Report”), the Company’s stockholders voted to approve the Transaction at a Special Meeting of Stockholders held on July 21, 2006 and the Transaction closed on such date. The pro forma consolidated financial information required by Item 9.01(b) of the Prior Report was attached as Exhibit 99.2 thereto.

The Company hereby provides, as Exhibit 99.1 to this Current Report on Form 8-K, (i) the unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 giving effect to the Transaction as if it had occurred as of January 1, 2005 excluding the gain resulting from the net assets transferred and (ii) the unaudited pro forma consolidated balance sheet as of June 30, 2006 giving effect to the Transaction as if it had occurred as of June 30, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: August 31, 2006	By:	/s/ JOHN MUELLER
John Mueller
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.